EXHIBIT 8.1



                               Shearman & Sterling
                              599 Lexington Avenue
                              New York, N.Y. 10022




                                 August 15, 2000



VersaTel Telecom International N.V.
Hullenbergweg 101
1101 CL Amsterdam-Zuidoost
The Netherlands


Ladies and Gentlemen:

              We have acted as special United States counsel to VersaTel Telecom International N.V., a Netherlands company (the "Company"), in connection with the filing by the Company under the Securities Act of 1933, as amended (the "Act"), of a registration statement on Form F-4 (the "Registration Statement") with the United States Securities and Exchange Commission (the "Commission"). Pursuant to the Registration Statement, up to Euro 300,000,000 aggregate principal amount of the Company's outstanding 11 1/4% Senior Notes due 2010 (the "Outstanding Notes") are exchangeable for up to a like principal amount of the Company's 11 1/4% Senior Notes due 2010 (the "Exchange Notes"; and the offer of the Company to exchange the Exchange Notes for the Outstanding Notes, the "Exchange Offer"). The Outstanding Notes were, and the Exchange Notes will be, issued pursuant to an indenture between the Company and the Bank of New York, as trustee, registrar, paying agent and transfer agent.

              In our capacity as such counsel, we hereby confirm that the statement set forth under the caption "Taxation - United States Federal Income Taxation" in the Registration Statement, insofar as such statement relate to statements of law or legal conclusions under the laws of the United States or matters of United States law, fairly present the information called for and fairly summarize the matters referred to therein. The foregoing opinion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations (including proposed Regulations and temporary Regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly with retroactive effect.

              We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose

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consent is required under Section 7 of the Act, and the rules and regulations of the Commission promulgated thereunder.

                                                     Very truly yours,


                                                     /s/ Shearman & Sterling
                                                     -----------------------
                                                     Shearman & Sterling